Exhibit 99.2

TPI Composites Prices Upsized $115 Million Convertible Senior Notes Offering

February 28, 2023

Scottsdale, Az.—TPI Composites, Inc. (“TPI”) (Nasdaq: TPIC) announced today the pricing of its offering of $115.0 million aggregate principal amount of 5.25% convertible senior notes due 2028 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $100.0 million aggregate principal amount of notes. In addition, TPI granted the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $17.5 million aggregate principal amount of the notes. The offering is expected to close on March 3, 2023, subject to customary closing conditions.

The notes will be senior, unsecured obligations of TPI and will accrue interest at a rate of 5.25% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. The notes will mature on March 15, 2028, unless earlier converted, redeemed or repurchased. Before September 15, 2027, noteholders will have the right to convert their notes in certain circumstances and during specified periods. From and after September 15, 2027, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. TPI will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, par value $0.01 per share (“common stock”), or a combination of cash and shares of its common stock, at TPI’s election. The initial conversion rate is 66.5425 shares of common stock per $1,000 principal amount of the notes, which represents an initial conversion price of approximately $15.03 per share of TPI’s common stock. The initial conversion price represents a premium of approximately 30% above the last reported sale price of TPI’s common stock on The Nasdaq Global Market on February 28, 2023, which was $11.56 per share.

The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at TPI’s option at any time, and from time to time, on or after March 20, 2026 and prior to the 51st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of TPI’s common stock has been at least 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Contemporaneously with the pricing of the notes, TPI entered into privately negotiated capped call transactions with certain of the initial purchasers of the notes or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce or offset potential dilution to TPI’s common stock upon any conversion of notes and/or offset any cash payments TPI is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions will initially be $23.12 per share of TPI’s common stock, which represents a premium of 100% over the last reported sale price of TPI’s common stock on The Nasdaq Global Market on February 28, 2023, and is subject to certain adjustments under the terms of the capped call transactions.

TPI has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of TPI’s common stock and/or enter into various derivative transactions with respect to TPI’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of TPI’s common stock or the notes at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to TPI’s common stock and/or purchasing or selling TPI’s common stock or other securities of TPI in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could cause or avoid an increase or a decrease in the market price of TPI’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of TPI’s common stock and value of the consideration that noteholders will receive upon conversion of the notes.

TPI estimates that the net proceeds from the offering of the notes will be approximately $110.8 million (or approximately $127.7 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by TPI. TPI intends to use approximately $16.1 million of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, TPI expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. TPI intends to use the remainder of the net proceeds from the offering to fund “eligible green projects” designed to contribute to selected sustainable development goals as defined by the United Nations and for working capital, capital expenditures and/or other general corporate purposes, including the repayment of debt.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold absent registration or except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About TPI Composites, Inc.

TPI Composites, Inc. is a global company focused on innovative and sustainable solutions to decarbonize and electrify the world. TPI delivers high-quality, cost-effective composite solutions through long-term relationships with leading OEMs in the wind and automotive markets. TPI is headquartered in Scottsdale, Arizona and operates factories in the U.S., Mexico, Türkiye, and India. TPI operates additional engineering development centers in Denmark and Germany and global service training centers in the U.S. and Spain.

Forward Looking Statements

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about, among other things: whether TPI will issue the notes; the anticipated use of the net proceeds from the offering; expectations regarding the effect of the capped call transactions; expectations regarding actions of the option counterparties and their respective affiliates; and whether the capped call transactions will become effective. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on TPI’s current expectations and TPI’s projections about future events. You should not place undue reliance on these forward-looking statements. TPI undertakes no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause TPI’s actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in TPI’s Annual Report on Form 10-K and other reports that TPI has filed, and may from time to time file, with the SEC.

Contacts:

TPI Composites, Inc.

Investor Relations

480-315-8742

Investors@TPIComposites.com